Exhibit 99.3
PUBLICATION NOTICE
Court Enters Order Restricting Trading in Equity of Fremont General Corporation.
The United States Bankruptcy Court for the Central District of California has entered an order that imposes substantial restrictions on the trading of equity interests in Fremont General Corporation. A copy of the order may be found at the following internet address: http://www.kccllc.net/fremontgeneral; questions regarding the order may be directed to the debtor and its counsel in writing. The case number for Fremont General Corporation’s bankruptcy action is Case No. 08-bk-13421-ES.